Exhibit 10.1

Explanatory Note: The following Loan Agreement has been translated from the original version in Chinese into English.

SHANGHAI PUDONG DEVELOPMENT BANK LOAN AGREEMENT

(For Short Term Loan)

No. 76012007282005

Lender:	Wenhua Road Subbranch, Zhengzhou Branch, Shanghai Pudong Development Bank
Date:	July 20, 2007
Borrower:	Henan Gengsheng Refractories Co., Ltd
Legal Address:	No. 188, Gengsheng Avenue, Gongyi City
Phone Number:	137-64059868

The Borrower will be irrevocably bound to the agreement for a short term loan by the Lender.

Primary

This is an independent Loan Agreement signed by the Borrower and the Lender.

The Loan under this Loan Agreements shall be solely for short-term capital turnover use. Borrower shall not divert the funds under this Loan Agreement to any other purpose.

Loan Description

The Type:	Loan	Short Term Loan Type:	Fixed term
The Currency:	RMB	The Amount:	10,000,000
The Issue Date:	July 20, 2007	The Maturity Date:	July 19, 2008
The Interest Rate:	6.57% (1)	Interest Rate Paid Terms:	Monthly
Late Paid Penalty Rate:	8.54%	Divert Penalty Rate:	13.14%
__________________

(1)The interest rate is annual.

The Borrower shall repay the principal and interest under this Loan Agreement in full on the due date.

Guaranty

Guarantee: Zhengzhou Jinyuan Noodles Co., Ltd
The type: Guaranty

General

1. The interest rate is based on 360 days in a year. It is calculated and received based on the current monthly outstanding amount of the Loan.

2. The borrower may repay the Loan in advance upon approval from Lender.

3. The Borrower is registered as enterprise legal person according to applicable Chinese laws, which holds full rights to the whole assets, has civil capacity and takes external civil liabilities independently.

4. The subscription and implementation of this Agreement by the Borrower should not violate the laws, regulations, rules, decisions and rulings that the Borrow should comply to, and not conflict with the Borrower’s constitutional documents, any signed Agreement and agreement or any other obligation.

5. The Borrower undertakes that all the financial statements provided comply with relevant Chinese laws and regulations and truly and fairly reflects the financial situation of the Borrower. All documents and information referred in this Agreement are true, effective, complete, accurate and unreserved.

6. The Borrower does not keep from the ongoing and future lawsuit case, arbitration case, administrative procedure, property-preserves measures, compulsive executive procedures or other significant adverse effect events, which may affect the execution and the implementation of this Agreement.

7. The Borrower and the Lender makes agreements as follows during the loan period:

The Borrower undertakes to operate in accordance with law, and use the loan according to provision of this Agreement, and will cooperate with Lender on the supervision and inspection of the use of the funds borrowed under this Loan Agreement and of the business condition of Borrower, and that it will promptly provide all financial statements and related materials needed by Lender.

8. The Borrower undertakes not to amend significantly about its constitutional documents and business scope, to lease, transfer or otherwise dispose of all or part of its assets and to provide a guaranty to a third party, which will have a material adverse effect on its financial position or its ability to perform its obligations under this Loan Agreement without the written consent with the Lender.

9. The Borrower undertakes not to settle other loans in priority which may violate the normal settlement sequence. In addition, the Borrower will not sign any Agreement or agreement that makes loans under this Agreement into the subordinate position currently or in the future.

10. This Agreement is applicable with laws of People’s Republic of China. Any dispute concerning this Loan Agreement is under the jurisdiction of the local people's court where Lender is located.

11. This Loan Agreement has four originals, which are identical to each other, The Borrower holds one copy and the Lender holds three copies. This Loan Agreement shall become effective upon signature and the affixing of the official seals of both parties. It shall terminate when all the loan principal and interest under this Agreement are paid in full.

12. Each provision in this Agreement is the true meaning expression without disagreement agreed by and between the Borrower and the Lender. Both parties precisely acknowledge the legal requirements of the obligations and duties in this agreement.

Borrower	Lender

(Corporate Seal)	(Corporate Seal)
Henan Gengsheng Refractories Co., Ltd	Shanghai Pudong Development Bank
Legal Representative or Authorized Representative	Legal Representative or Authorized Representative
(Signature or Personal Seal):	(Signature or Personal Seal):
/s/Shunqing ZHANG	/s/ Ruelin Zhang